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                                                                   EXHIBIT 10.39


                              EMPLOYMENT AGREEMENT


        AGREEMENT, dated as of September 17, 1998 ("Agreement Date"), by and between Excel Realty Trust, Inc., a Maryland corporation ("Company"), and William Newman ("Newman").

                                    RECITALS

        A. Newman is currently Chief Executive Officer and Chairman of the Board of Directors of New Plan Realty Trust, a Massachusetts business trust ("East").

        B. The Company, ERT Merger Sub, Inc., a wholly owned subsidiary of the Company ("Sub"), and East entered into an Agreement and Plan of Merger ("Merger Agreement"), pursuant to which Sub shall merge with and into East ("Merger").

        C. The Company desires to employ Newman, effective as of the time the Merger is consummated ("Effective Time"), on the terms and conditions set forth in this Agreement, and Newman desires to be so employed.

                                    AGREEMENT

        IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

        1. Employment. The Company hereby agrees to employ Newman and Newman hereby accepts such employment, on the terms and conditions hereinafter set forth. Notwithstanding the employment of Newman by the Company, the Company shall be entitled to pay Newman from the payroll of East.

        2. Term. The period of employment of Newman by the Company ("Employment Period") shall commence at the Effective Time of the Merger ("Commencement Date") and shall continue through the fifth anniversary of the Effective Time; provided, that, commencing on the day following the fifth anniversary of the Effective Time and on the day following the sixth anniversary of the Effective Time, the Employment Period shall automatically be extended for one (1) additional year unless, in either case, either party gives written notice not to extend this Agreement prior to six (6) months before such extension would be effectuated; provided, further, that the Employment Payment for such two one-year extension periods shall be determined mutually by Newman and the Board of Directors of Company ("Board") at the time of each such extension. The Employment Period may be sooner terminated in accordance with
Section 5 of this Agreement.

        3.      Position and Duties.

                (a) Employment. During the Employment Period, Newman will at such times as may be convenient to the Company and Newman, render to the Company such services of an


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executive advisory or consultative nature as the Company may reasonably request, to enable the Company to continue to have the benefit of his experience and knowledge of the affairs of the Company and of his reputation, experience and contacts in the industry. Newman will, during the Employment Period, be available for advice and counsel to the officers and directors of the Company at mutually convenient times by telephone, letter, or in person in New York City, provided, however, that his failure to render such services or to give such advice and counsel by reason of his illness or other incapacity shall not affect his right to receive his compensation during the Employment Period. It is understood that Newman's duties during the Employment Period shall not require his full-time attention and subject to Section 10, Newman can engage in any other activities, including membership on other boards of directors, as he desires. Newman shall not be required to provide services in person in New York City more than one (1) day per calendar month.

                (b) Director. During the Employment Period, Newman shall be nominated by the Board to serve as a director of the Company and the Company shall use its best efforts to cause Newman to be elected as a director of the Company throughout the Employment Period. For the period Newman is a director of the Company during the Employment Period, Newman shall serve as Chairman of the Board. Subject to the first sentence of this Section 3(b), for any period Newman is not elected as a director of the Company during the Employment Period, Newman shall serve as Chairman Emeritus of the Board and shall be entitled to attend all Board meetings in such status.

        4.      Compensation and Related Matters.

                (a) Compensation. During the Employment Period, the Company shall pay Newman, at least semi-monthly, at an annual rate equal to three hundred fifty thousand dollars ($350,000) during the first five years of the Employment Period and such amount as determined mutually by Newman and the Board for any extension period pursuant to Section 2 ("Employment Payment").

                (b) Perquisites and Benefits. During the Employment Period, Newman shall be entitled to all perquisites and benefits he had or was entitled to from East prior to the Effective Time except the use of a New York City apartment. The foregoing sentence shall not prevent the Company from changing benefit programs provided Newman (and to the extent applicable, his spouse and dependents) are treated at least as well under the benefit program as the Company's senior executives (and to the extent applicable, their spouses and dependents) and Newman (and to the extent applicable, his spouse and dependents) are provided with equivalent benefits or the economic equivalent of such benefits he (and to the extent applicable, his spouse and dependents) had or was entitled to immediately prior to the Effective Time. Without limitation on the foregoing Newman (and his spouse and dependents to the extent provided therein) shall be entitled during the Employment Period to participate in and be covered under all the welfare benefit plans or programs maintained by the Company from time to time for the benefit of its senior executives including, without limitation, all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs. The


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Company shall at all times during the Employment Period provide to Newman (and his spouse and dependents to the extent provided under the applicable plans or programs) (subject to modifications affecting all senior executive officers) the same type and levels of participation and benefits as are being provided to the Company's senior executives (and their spouses and dependents to the extent provided under the applicable plans or programs) during the Employment Period. In addition, during the Employment Period, Newman shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives. With respect to each such employee benefit plan, program, policy or arrangement, service with East or any of its subsidiaries (as applicable) shall be included for purposes of determining eligibility to participate (including waiting periods, and without being subject to any entry date requirement after the waiting period has been satisfied), vesting (as applicable) and entitlement to benefits. The medical plan or plans maintained by the Company after the Effective Time shall waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements. Notwithstanding anything to the contrary herein, Newman's participation in any annual incentive, long-term performance or other incentive plan or stock option, restricted stock or other equity incentive plan shall be in the sole discretion of the Board except for entitlement to any options, restricted stock or equity incentives provided solely because of director status. Notwithstanding anything to the contrary herein, if Newman, his spouse or his dependents cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide Newman, his spouse and his dependents with equivalent benefits or the economic equivalent of such benefits which they otherwise would have been entitled to receive under such programs. Furthermore, notwithstanding anything to the contrary herein, the Split Dollar Agreement made as of October 4, 1993 between the Company and Debra Bernstein and Melvin Newman, as trustees under the William Newman Trust shall remain in effect even after the Employment Period.

                (c) Services Furnished. During the Employment Period, the Company shall furnish Newman with office space, stenographic and secretarial assistance substantially the same as provided on the Agreement Date. Notwithstanding the foregoing, Newman shall be furnished with the same office space provided to Newman on the Agreement Date if the Company has such office space and Newman shall be entitled to the same secretarial assistance from Newman's secretary on the Agreement Date for so long as she is employed by the Company.

                (d) Expenses. The Company shall promptly reimburse Newman for all business expenses incurred in accordance with the Company's past practice with respect to Newman, including, without limitation, expenses for Newman and his spouse in connection with conferences, seminars and meetings Newman believes are beneficial for the Company whether directly or by virtue of maintaining his reputation and contacts in the industry and business community.

        5. Termination. Newman's employment hereunder may be terminated during the Employment Period under the following circumstances:


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                (a)     Death. Newman's employment hereunder shall terminate
upon his death.

                (b) Disability. If, as a result of Newman's incapacity due to a physical or mental illness, Newman shall have been substantially unable to perform his duties hereunder for an entire period of six (6) consecutive months, and within thirty (30) days after written Notice of Termination (as set forth in Section 6(a)) is given after such six (6) month period, Newman shall not have returned to the performance of his duties, the Company shall have the right to terminate Newman's employment hereunder for "Disability", and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

                (c) By Newman. Newman shall have the right to terminate his employment hereunder by providing the Company with a Notice of Termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

        6.      Termination Procedure.

                (a) Notice of Termination. Any termination of Newman's employment by the Company under Section 5(b) or by Newman under Section 5(c) during the Employment Period shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14.

                (b)     Date of Termination. "Date of Termination" shall mean
(i) if Newman's employment is terminated by his death, the date of his death,
(ii) if Newman's employment is terminated pursuant to Section 5(b), thirty (30) days after Notice of Termination (provided that Newman shall not have returned to the performance of his duties hereunder during such thirty (30) day period), and (iii) if Newman's employment is terminated by Newman pursuant to Section 5(c), the date on which a Notice of Termination is given by Newman or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

        7. Compensation Upon Termination or During Disability. In the event Newman is disabled or his employment terminates as provided under this Agreement during the Employment Period, the Company shall provide Newman with the payments and benefits set forth below. Newman acknowledges and agrees that, subject to
Section 8, the payments set forth in this Section 7 constitute liquidated damages for termination of his employment during the Employment Period.

                (a)     By Newman. If Newman's employment is terminated by
Newman:

                        (i) the Company shall pay Newman his Employment Payment through the Date of Termination, as soon as practicable following the Date of Termination;

                        (ii)    the Company shall reimburse Newman pursuant to
        Section 4(d) for reasonable expenses incurred, but not paid prior to such termination of employment; and


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                        (iii)   Newman shall be entitled to any other rights,
        compensation and/or benefits as may be due to Newman in accordance with the terms and provisions of any agreements, plans or programs of the Company.

                (b) Disability. During any period that Newman fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), Newman shall continue to receive his full Employment Payment set forth in Section 4(a) until his employment is terminated pursuant to Section 5(b). In the event Newman's employment is terminated for Disability pursuant to Section 5(b):

                        (i) the Company shall pay to Newman (A) his Employment Payment through the Date of Termination, as soon as practicable following the Date of Termination, and (B) continued Employment Payment (as provided for in Section 4(a)) and prerequisites and benefits pursuant to Section 4(b) for the longer of (i) six (6) months or (ii) the date on which Newman becomes entitled to long-term disability benefits under the applicable plan or program of the Company paying the benefits described in Section 4(b), up to a maximum of three
        (3) years of Employment Payment continuation;

                        (ii)    the Company shall reimburse Newman pursuant to
        Section 4(d) for reasonable expenses incurred, but not paid prior to such termination of employment; and

                        (iii) Newman shall be entitled to any other rights, compensation and/or benefits as may be due to Newman in accordance with the terms and provisions of any agreements, plans or programs of the Company.

                (c) Death. If Newman's employment is terminated by his death:

                        (i) the Company shall pay in a lump sum to Newman's beneficiary, legal representatives or estate, as the case may be, Newman's Employment Payment through the Date of Termination and one (1) times Newman's annual rate of Employment Payment, and shall provide Newman's spouse and dependents with benefits pursuant to Section 4(b) for one (1) year;

                        (ii)    the Company shall reimburse Newman's
        beneficiary, legal representatives or estate, as the case may be, pursuant to Section 4(d) for reasonable expenses incurred, but not paid prior to such termination of employment; and

                        (iii) Newman's beneficiary, legal representatives or estate, as the case may be, shall be entitled to any other rights, compensation and benefits as may be due to any such persons or estate in accordance with the terms and provisions of any agreements, plans or programs of the Company.

        8. Breach by Company. If there is any material breach of this Agreement by the Company which is not corrected to Newman's reasonable satisfaction within ten (10) days after written notice by Newman to the Company, the Company shall pay the Employment Payment for


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the remainder of the Employment Period in one lump sum cash payment (without regard to any discount for early payment) as soon as practicable after such material breach but in no event later than twenty (20) days after such material breach. This lump sum payment shall not affect the Company's obligation hereunder other than the obligation to provide compensation pursuant to Section 4(a). The Company has no right to terminate this Agreement.

        9. Mitigation. Newman shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Newman under this Agreement on account of subsequent employment. Additionally, amounts owed to Newman under this Agreement shall not be offset by any claims the Company may have against Newman, and the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against Newman or others.

        10.     Confidential Information, Ownership of Documents;
Non-Competition.

                (a) Confidential Information. Newman shall hold in a fiduciary capacity for the benefit of the Company all trade secrets and confidential information, knowledge or data relating to the Company and its businesses and investments, which shall have been obtained by Newman during Newman's employment by the Company and which is not generally available public knowledge (other than by acts by Newman in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Newman shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case Newman shall use his reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform duties hereunder.

                (b) Removal of Documents; Rights to Products. All records, files, drawings, documents, models, equipment, and the like relating to the Company's business, which Newman has control over shall not be removed from the Company's premises without its written consent, unless such removal is in the furtherance of the Company's business or is in connection with Newman's carrying out his duties under this Agreement and, if so removed, shall be returned to the Company promptly after termination of Newman's employment hereunder, or otherwise promptly after removal if such removal occurs following termination of employment. Notwithstanding anything to the contrary herein, Newman has the right to remove his personal art work, sculptures, awards and memorabilia. Newman shall assign to the Company all rights to trade secrets and other products relating to the Company's business developed by him alone or in conjunction with others at any time while employed by the Company.


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                (c)     Protection of Business. During the Employment Period and
until the first anniversary of Newman's Date of Termination, Newman will not (i) develop, pursue or attempt to develop any project known to Newman and which the Company or any of its Affiliates (the "Designated Entities") are developing, pursuing, or attempting to develop as of the Date of Termination, unless such project has been inactive for over nine (9) months (a "Project"), directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization,
(ii) divert to any entity, any Project of any of the Designated Entities, or
(iii) solicit any officer, employee (other than secretarial staff) or consultant of any of the Designated Entities to leave the employ of any of the Designated Entities. If, at any time, the provisions of this Section 10(c) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Newman agrees that this Section 10(c) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

                (d) Injunctive Relief. In the event of a breach or threatened breach of this Section 10, Newman agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Newman acknowledging that damages would be inadequate and insufficient.

                (e) Continuing Operation. Except as specifically provided in this Section 10, the termination of Newman's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

        11.     Indemnification.

                (a) General. The Company agrees that if Newman is made a party or a threatened to be made a party to any action, suits or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Newman is or was a trustee, director or officer of the Company or any subsidiary of the Company or is or was serving at the request of the Company or any subsidiary as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Newman shall be indemnified and held harmless by the Company to the fullest extent authorized by Maryland law, as the same exits or may hereafter be amended, against all Expenses incurred or suffered by Newman in connection therewith, and such indemnification shall continue as to Newman even if Newman has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of this heirs, executors and administrators.


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                (b)     Expenses. As used in his Agreement, the term "Expenses"
shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

                (c) Enforcement. If a claim or request under this Agreement is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, Newman may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, Newman shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Maryland law.

                (d) Partial Indemnification. If Newman is entitled under any provision of this Agreement of indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company, shall nevertheless indemnify Newman for the portion of such Expenses to which Newman is entitled.

                (e) Advances of Expenses. Expenses incurred by Newman in connection with any Proceeding shall be paid by the Company in advance upon request of Newman that the Company pay such Expenses; but, only in the event that Newman shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which Newman is not entitled to indemnification and (ii) an affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

                (f) Notice of Claim. Newman shall give to the Company notice of any claim made against him for which indemnification will or could be sought under this Agreement. In addition, Newman shall give the Company such information and cooperation as it may reasonably required and as shall be within Newman's power and at such times and places as are convenient for Newman.

                (g) Defense of Claim. With respect to any Proceeding as to which Newman notifies the Company of the commencement thereof:

                        (i) The Company will be entitled to participate therein at its own expense;

                        (ii) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Newman which in the Company's sole discretion may be regular counsel to the Company and may be counsel to other officers and directors of the Company or any subsidiary. Newman also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a


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        conflict of interest between the Company and Newman, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company; and

                        (iii) The Company shall not be liable to indemnify Newman under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Newman without Newman's written consent. Neither the Company nor Newman will unreasonably withhold or delay their consent to any proposed settlement.

                (h) Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 11 shall not be exclusive of any other right which Newman may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

        12. Legal Fees and Expenses. If any contest or dispute shall arise between the Company and Newman regarding any provision of this Agreement, the Company shall reimburse Newman for all legal fees and expenses reasonably incurred by Newman in connection with such contest or dispute, but only if Newman is successful in respect of substantially all of Newman's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the final resolution of such contest or dispute to the extent the Company receives reasonable written evidence of such fees and expenses.

        13.     Successors; Binding Agreement.

                (a) Company's Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                (b) Newman's Successors. No rights or obligations of Newman under the Agreement may be assigned or transferred by Newman other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Newman's death, this Agreement and all rights of Newman hereunder shall inure to the benefit of and be enforceable by Newman's beneficiary or beneficiaries, personal or legal representatives, or estate, to the event any such person succeeds to Newman's interests under this


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Agreement. Newman shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Newman's death by giving the Company written notice thereof. In the event of Newman's death or a judicial determination of his incompetence, reference in this Agreement to Newman shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If Newman should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Newman, or otherwise to his legal representatives or estate.

        14. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Newman:

        William Newman
        101 Morris Lane
        Scarsdale, New York 10583

If to the Company:

        Excel Realty Trust
        1120 Avenue of the Americas, 12th Floor
        New York, New York 10036

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        15. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Newman and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive Newman's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.


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        16.     Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of the Agreement, which shall remain in full force and effect.

        17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        18. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

        19. Shareholder Approval. The Company represents and warrants to Newman that no shareholder approval is required for the Company to enter into this Agreement and provide the benefits hereunder and to enter into the agreements described in Section 4.

        20. Withholding. All payments under this Agreement shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

        21. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or certificate of incorporation, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's ability to enter into or perform this Agreement.

        22. Section Heading. The section headings in this Employment Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

        23. Resignation and Termination. As of the Effective Date, Newman shall resign as Chief Executive Officer of East.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                       EXCEL REALTY TRUST, INC.
                                       a Maryland corporation


                                       By:  /s/  Gary B. Sabin
                                       -----------------------------------------
                                       Name:  Gary B. Sabin
                                       Title:  Chief Executive Officer


                                       /s/  William Newman
                                       -----------------------------------------
                                       William Newman